EXHIBIT 10.1


                        ONTRACK DATA INTERNATIONAL, INC.
                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                                JANUARY 27, 1999


RESOLVED, that under the ONTRACK Data International, Inc. 1996 Stock Incentive Plan, an additional authorization of 400,000 shares of the authorized and unissued common stock of the Company is hereby adopted and reserved for said Plan.

RESOLVED, FURTHER, that the first sentence of Section 3 of the ONTRACK Data International, Inc. 1996 Stock Incentive Plan is hereby amended to read as follows:

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,400,000.

RESOLVED, FURTHER, that the last two sentences of Section 5.(k) shall be deleted, so as to eliminate the limitations on the maximum numbers of shares as to which options may be granted to any director and to all non-employee directors as a group.

RESOLVED, FURTHER, a new Section 5.(l) shall be added following Section 5.(k), with Section 5.(l) to read as follows:

         The maximum aggregate number of shares as to which Options may be granted to any Participant in any calendar year shall be 500,000.

RESOLVED, FURTHER, that the foregoing resolutions and actions are hereby recommended for approval by the Shareholders of the Company, which approval shall be requested at the next available opportunity for Shareholder action, but no later than within one (1) year of the effective date of these resolutions.